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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT


                                                  State of Incorporation
                                                  ----------------------

New South Bancshares, Inc.
   New South Federal Savings Bank
      New South Agency, Inc.                            Delaware
      Avondale Funding.com, inc.                        Delaware
      DPH Mortgage, Ltd. (50%)                          Texas
   Collateral Agency of Texas, Inc.                     Texas